UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006 (August 11, 2006)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 11, 2006, Daniel E. Evans tendered his resignation from the Board of Directors of Bob Evans Farms, Inc. (the “Company”). The Company’s Corporate Governance Principles require directors to retire from the Board at age 70. Mr. Evans’ resignation will be effective August 24, 2006, his 70th birthday. The Nominating and Corporate Governance Committee of the Board of Directors is reviewing and interviewing a final group of candidates to fill the vacancy created by Mr. Evans’ retirement.
Item 7.01. Regulation FD Disclosure.
     On August 11, 2006, the Board of Directors of the Company voted to increase the Company’s quarterly dividend by 16.7 percent, from 12 cents ($0.12) per share to 14 cents ($0.14) per share on the Company’s outstanding common stock ($.01 par value). The dividend is payable September 1, 2006, to stockholders of record at the close of business on August 21, 2006. The Company issued a news release on August 11, 2006 announcing the declaration of the dividend. A copy of this news release is furnished as Exhibit 99 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired – Not Applicable
     (b) Pro Form Financial Information – Not applicable
     (c) Shell Company Transactions – Not Applicable
     (d) Exhibits:
          The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on August 11, 2006 announcing declaration of fiscal 2007 first quarter dividend

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Dated: August 14, 2006	By:	/s/Donald J. Radkoski

Donald J. Radkoski Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated August 14, 2006

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on August 11, 2006 announcing declaration of fiscal 2007 first quarter dividend